Exhibit 32.1
The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Re: Lee Enterprises, Incorporated
Ladies and Gentlemen:
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), the undersigned hereby certifies that to his knowledge:
(i)this Quarterly report on Form 10-Q for the period ended June 23, 2024 ("Quarterly Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Lee Enterprises, Incorporated for the periods presented in the Quarterly Report.
Date: August 2, 2024

/s/ Kevin D. Mowbray
Kevin D. Mowbray
President and Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to Lee Enterprises, Incorporated and will be retained by Lee Enterprises, Incorporated and furnished to the Securities and Exchange Commission upon request.